Filed pursuant to Rule 424(b)(5)
Registration No. 333-184431

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, nor are they soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated November 24, 2014

Preliminary Prospectus Supplement (To Prospectus dated October 26, 2012)

MEDGENICS, INC.

Shares of Common Stock

per share

We are offering             shares of our common stock.

Our common stock is listed on the NYSE MKT under the symbol “MDGN.” On November 21, 2014, the last reported sale price of our common stock on the NYSE MKT was $4.62 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement, page 3 of the accompanying prospectus and the risk factors contained in our filings with the Securities and Exchange Commission, which we have incorporated by reference herein.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to us before expenses	$	$

(1)	We have agreed to reimburse the representative of the underwriters for certain of its expenses. See “Underwriting” for a description of the compensation to be received by the underwriters.

We have granted the underwriters a 30-day option to purchase up to        additional shares of common stock from us at the public offering price, less underwriting discounts and commissions, to cover over-allotments, if any.

Certain members of our board of directors and management have indicated an interest in purchasing shares of common stock in this offering. However, because indications of interest are not binding agreements or commitments to purchase, such persons may determine to purchase fewer shares than they have indicated an interest in purchasing or may determine not to purchase any shares in this offering. In addition, the underwriters could determine to sell fewer shares to such persons than they have indicated an interest in purchasing or could determine not to sell any shares to such persons.

We estimate the expenses of this offering, excluding underwriting discounts and commissions, will be approximately $      .

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of common stock, against payment, on or about November     , 2014.

Sole Book-Running Manager

Piper Jaffray

_________________________

The date of this prospectus is November     , 2014

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. This prospectus supplement describes the specific terms of this offering. The accompanying prospectus, including the documents incorporated by reference, provides general information about us, some of which, such as the section therein entitled “Plan of Distribution,” may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this prospectus supplement and the accompanying prospectus, combined.

We urge you to carefully read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and the additional information under the heading “Where You Can Find More Information” before buying any of the securities being offered under this prospectus supplement. These documents contain information you should consider when making your investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent any information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on the information in this prospectus supplement. The information in this prospectus supplement will be deemed to modify or supersede the information in the accompanying prospectus and the documents incorporated by reference therein, except for those documents incorporated by reference therein which we file with the SEC after the date of this prospectus supplement.

You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus supplement and the accompanying prospectus or on any date subsequent to the date of the document incorporated by reference, as applicable. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are offering to sell, and seeking offers to buy, the securities described in this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context provides otherwise, all references in this prospectus to “Medgenics,” “we,” “us,” “our,” or similar terms, refer to Medgenics, Inc. and its wholly owned Israeli subsidiary, Medgenics Medical Israel Limited.

We use BiopumpTM, TARGTTM TARGTEPOTM and the Medgenics logo as trademarks in the United States and elsewhere. All other trademarks or trade names referred to in this prospectus are the property of their respective owners.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us and this offering and does not contain all of the information that you should consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the risks and uncertainties discussed under the heading “Risk Factors” beginning on page S-4 of this prospectus supplement, and the information incorporated by reference in this prospectus, including our financial statements, before making an investment decision.

Our Company

Overview

We are an ex vivo gene therapy company, developing an innovative and proprietary platform technology offering what we believe to be a novel therapeutic approach for use in the $50 billion orphan and rare disease therapeutics markets. Our TARGTTM (Transduced Autologous Restorative Gene Therapy) Platform Technology is designed to provide sustained protein and peptide therapy to treat a range of chronic diseases and conditions. We are currently studying our lead product MDGN-201, which we refer to as TARGTEPO, in a Phase 1/2 clinical trial in patients with Chronic Kidney Disease, or CKD, and End Stage Renal Disease, or ESRD, and we plan on studying TARGTEPO in identified orphan populations of unmet need including ESRD patients who are hypo-responsive to recombinant humanized erythropoietin, or rHuEPO, patients eligible for peritoneal dialysis, anemic patients on the transplant list, patients with MyeloDysplastic Syndrome, or MDS, and Beta Thalassemia Intermedia patients. We have initiated in vivo proof of concept pre-clinical studies with several other orphan/rare disease candidates, and we anticipate initiating discussions with regulatory agencies for some of those programs in 2015.

Since our inception on January 27, 2000, we have focused our efforts on research and clinical development of our discoveries and have received no revenue from product sales. We have funded our operations principally through equity and debt financings, participation from the Office of the Chief Scientist (OCS) in Israel and a collaborative agreement with Baxter Healthcare, which expired in 2011. Our operations to date have been primarily limited to organizing and staffing our company, developing the TARGT platform technology and its applications, developing and initiating pre-clinical studies and clinical trials for our product candidates, and improving and maintaining our patent portfolio.

 We have generated significant losses to date, and we expect to continue to generate losses as we progress towards the commercialization of our product candidates.  We have incurred net losses of approximately $12.24 million for the nine month period ended September 30, 2014. As of September 30, 2014, we had stockholders’ equity of approximately $12.31 million.  We are unable to predict the extent of any future losses or when we will become profitable, if at all.

In June 2014, the first patient was enrolled in our Phase 1/2 clinical trial of MDGN-201 (TARGTEPO). The aim of the ongoing trial is to validate the potential of our TARGT platform technology using a second generation viral vector, which was developed to enhance durability of the proposed therapeutic effect. The ongoing study is evaluating the potential of the updated platform to offer sustained production and delivery of endogenous erythropoietin, or eEPO, to treat anemia in dialysis patients with ESRD or CKD. This open-label trial is expected to enroll up to 18 patients with either CKD or ESRD who require rHuEPO treatment for anemia. We expect that each patient will receive one or more TARGTEPO microorgans and will be followed for at least one year. The trial endpoints include plasma eEPO levels, blood counts and safety assessment.

The Company previously stated that it has de-prioritized its HEMODURE program, and now has formally terminated that program.

S-1

Recent Developments

On November 12, 2014, we announced ongoing interim clinical data on the first three patients of the Phase 1/2 trial. The three patients were 5, 3, and 2 months post implantation of TARGTEPO microorgans. All patients were producing sustained physiological levels of eEPO, and the first two patients were meeting their targeted hemoglobin levels (9-12g/dl) due to red blood cell production stimulated by eEPO. The third patient, who had a complicated course unrelated to the TARGTEPO treatment and surgery leading to a loss of blood required additional rHuEPO (e.g., EPREX) at two months following the implantation of her TARGTEPO microorgan. The other patients have not required any rHuEPO or blood transfusions following their TARGTEPO implantations. There have not been any reported treatment related safety issues. In addition, on October 15, 2014, we announced pre-clinical in vivo data that showed the TARGT platform was producing GLP-2 (glucagon-like peptide-2) in severe combined immunodeficiency (SCID) mouse models.

On November 12, 2014, we announced a licensing and research collaboration with the Children’s Hospital of Philadelphia, or CHOP. Under this arrangement, we will have an exclusive license to use the rare and orphan genetic samples in the CHOP biobank to search for targets and to develop and commercialize treatments for rare and orphan diseases.

Company Information

We were organized as a Delaware corporation on January 27, 2000. Our principal executive offices are located at 435 Devon Park Drive, Building 700, Wayne, Pennsylvania. We conduct our research and development activities primarily from our Israeli location in Misgav Business Park, Misgav. Our telephone number is (610) 254-4201 in the United States and +972-4-902-8900 in Israel. Our website address is www.medgenics.com. The information on or accessible through our website is not part of this prospectus.

S-2

The Offering

Common stock offered by us	shares

Common stock to be outstanding immediately after this offering	shares

Over-allotment option	shares

Use of proceeds	We intend to use the net proceeds from this offering for product development activities, including clinical trials for our most advanced product candidates and investigation of new applications for our technologies; for patent maintenance fees and intellectual property support; for licensing and research collaborations, including the research collaboration with the Children’s Hospital of Philadelphia; and for general corporate purposes and working capital, which may include the acquisitions or licensing of complementary technologies, products or businesses. See “Use of Proceeds.”

Trading markets	Our common stock is listed on the NYSE MKT under the symbol “MDGN.”

Risk factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement.

Participation of Directors and Management

Certain members of our board of directors and management have indicated an interest in purchasing shares of common stock in this offering. However, because indications of interest are not binding agreements or commitments to purchase, such persons may determine to purchase fewer shares than they have indicated an interest in purchasing or may determine not to purchase any shares in this offering. In addition, the underwriters could determine to sell fewer shares to such persons than they have indicated an interest in purchasing or could determine not to sell any shares to such persons.

The number of shares of our common stock that will be outstanding immediately after this offering is based on 18,908,903 shares of common stock outstanding as of September 30, 2014, and excludes:

•	3,289,282 shares of our common stock issuable upon the exercise of stock options outstanding under our Stock Incentive Plan as of September 30, 2014, at a weighted-average exercise price of $6.15 per share 960,160 of which were exercisable as of that date;

•	4,100,000 shares of our common stock issuable upon the exercise of stock options granted to our Chairman of the Board and senior executive management outside of our Stock Incentive Plan, having an average exercise price of $5.66 per share, 1,966,667 of which were exercisable as of that date;

•	1,946,840 shares of our common stock reserved for issuance under our Stock Incentive Plan as of September 30, 2014; and

•	9,231,587 shares of our common stock issuable upon the exercise of outstanding warrants as of September 30, 2014, at a weighted-average exercise price of $6.23 per share, all of which were exercisable as of that date.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase additional shares to cover over-allotments, if any.

S-3

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before investing in our common stock, you should carefully consider the risks described below, together with all of the other information contained in this prospectus supplement and the accompanying prospectus and incorporated by reference herein and therein, including from our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Some of these factors relate principally to our business and the industry in which we operate. Other factors relate principally to your investment in our securities. The risks and uncertainties described therein and below are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business and operations.

If any of the matters included in the following risks were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially and adversely affected. In such case, you may lose all or part of your investment.

The exercise of options and warrants and other issuances of shares of common stock or securities convertible into or exercisable for shares of common stock following this offering will dilute your ownership interests and may adversely affect the future market price of our common stock.

Sales of our common stock in the public market, either by us or by our current stockholders, or the perception that these sales could occur, could cause a decline in the market price of our securities. Nearly all of the shares of our common stock held by those of our current stockholders who are not affiliates may be immediately eligible for resale in the open market either in compliance with an exemption under Rule 144 promulgated under the Securities Act of 1933, as amended, or the Securities Act, or pursuant to an effective registration statement. Such sales, along with any other market transactions, could adversely affect the market price of our common stock.

In addition, as of September 30, 2014, there were outstanding options to purchase an aggregate of 7,389,282 shares of our common stock at exercise prices ranging from $2.66 per share to $14.50 per share, of which options to purchase 2,926,827 shares were exercisable as of such date. As of September 30, 2014, there were warrants outstanding to purchase 9,231,587 shares of our common stock, at exercise prices ranging from $0.0002 per share to $11.16 per share, with a weighted average exercise price of $6.23 per share, all of which were exercisable as of September 30, 2014. The exercise of options and warrants at prices below the market price of our common stock could adversely affect the price of shares of our common stock. In addition, some of the warrants have anti-dilution protection which will require us to lower the exercise price in the event we sell securities in the future at a price lower than the exercise price, including sales in connection with this offering. Additional dilution may result from the issuance of shares of our common stock in connection with collaborations or manufacturing arrangements or in connection with other financing efforts.

Any issuance of our common stock that is not made solely to then-existing stockholders proportionate to their interests, such as in the case of a stock dividend or stock split, will result in dilution to each stockholder by reducing his, her or its percentage ownership of the total outstanding shares. Moreover, if we issue options or warrants to purchase our common stock in the future and those options or warrants are exercised you may experience further dilution. Holders of shares of our common stock have no preemptive rights that entitle them to purchase their pro rata share of any offering of shares of any class or series.

You will suffer immediate and substantial dilution in the securities you purchase.

The public offering price of $ per share of our common stock is substantially higher than the pro forma net tangible book value per share of our outstanding shares immediately after the offering. As a result, investors purchasing securities in the offering will incur immediate and substantial dilution of approximately $        per share of common stock, or approximately        % of the public offering price. Accordingly, existing stockholders will benefit disproportionately from this offering. If we raise additional capital through the sale of equity, including convertible securities, your percentage of ownership will be diluted. You may also experience additional dilution if stock options or warrants to purchase our shares are exercised at less than the offering price. As of September 30, 2014, we have reserved 1,946,840 shares of our common stock for issuance under our Stock Incentive Plan, 4,100,000 shares of our common stock for issuance upon the exercise of options granted outside of our Stock Incentive Plan, and 9,231,587 shares of our common stock for issuance upon exercise of outstanding warrants.

S-4

We may use the net proceeds from this offering in ways with which you may not agree.

While we currently intend to use the proceeds from this offering for product development activities, including clinical trials for our most advanced product candidates, further development of pre-clinical protein and peptide candidates and investigation of new applications for our technologies, to fund our licensing and research collaboration with CHOP, to improve our infrastructure in the United States and in Israel and for working capital and other general corporate purposes, we have considerable discretion in the application of the proceeds. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in a manner agreeable to you. You must rely on our judgment regarding the application of the net proceeds of this offering. The net proceeds may be used for corporate purposes that do not immediately improve our profitability or increase the price of our shares.

S-5

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents we incorporate by reference in this prospectus contain forward-looking statements, including statements regarding the progress and timing of clinical trials, the safety and efficacy of our product candidates, the goals of our development activities, estimates of the potential markets for our product candidates, estimates of the capacity of manufacturing and other facilities to support our products, our expected further revenues, operations and expenditures and projected cash needs. These statements relate to future events of our financial performance and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. Those risks and uncertainties include, among others:

•	our ability to obtain additional funding to develop our product candidates;

•	the need to obtain regulatory approval of our product candidates;

•	the success of our clinical trials through all phases of clinical development;

•	any delays in regulatory review and approval of product candidates in clinical development;

•	our ability to commercialize our product candidates;

•	market acceptance of our product candidates;

•	competition from existing products or new products that may emerge;

•	regulatory difficulties relating to products that have already received regulatory approval;

•	potential product liability claims;

•	our dependency on third-party manufacturers to supply or manufacture our products;

•	our ability to establish or maintain collaborations, licensing or other arrangements;

•	our ability and third parties’ abilities to protect intellectual property rights;

•	compliance with obligations under intellectual property licenses with third parties;

•	our ability to adequately support future growth; and

•	our ability to attract and retain key personnel to manage our business effectively.

Forward-looking statements include all statements that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential,” or the negative of those terms, and similar expressions and comparable terminology intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise. You should read this prospectus supplement and the accompanying prospectus, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering, together with the documents incorporated by reference in this prospectus, including the documents filed as exhibits to the registration statement of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

S-6

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the common stock in this offering will be approximately $      million, or approximately $      million if the underwriters exercise their over-allotment option in full, after deducting estimated underwriting discount and commissions and estimated offering expenses payable by us.

The principal purposes for this offering are to fund our product development activities, including clinical trials for our most advanced product candidates, TARGTEPO and TARGTGLP-2, further development of pre-clinical protein and peptide candidates and investigation of new applications for our technologies, to fund our licensing and research collaboration with CHOP, to improve our infrastructure in the United States and in Israel and for working capital and other general corporate purposes, which may include the acquisition or licensing of complementary technologies, products or business.

We have no other current plans, agreements or commitments for any material acquisitions or licenses of any technologies, products or businesses, although we continue to evaluate opportunities for the acquisition or licensing of strategic assets.

The expected use of net proceeds of this offering represents our intentions based on our current plans and business conditions. As a result, we will retain broad discretion in the allocation and use of the net proceeds of this offering. Pending use of the net proceeds of this offering, we intend to invest the net proceeds in short-term interest-bearing investment grade securities.

S-7

DIVIDEND POLICY

We have never declared dividends on our equity securities, and currently do not plan to declare dividends on shares of our common stock in the foreseeable future. We expect to retain our future earnings, if any, for use in the operation and expansion of our business. Subject to the foregoing, the payment of cash dividends in the future, if any, will be at the discretion of our Board of Directors and will depend upon such factors as earnings levels, capital requirements, our overall financial condition and any other factors deemed relevant by our Board of Directors.

S-8

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of September 30, 2014 on a historical basis and as adjusted to give effect to this offering and the application of the estimated net proceeds of this offering as described under “Use of Proceeds.” This table should be read in conjunction with “Management’s Discussion and Analysis of Results of Operations and Financial Condition” and the consolidated financial statements and notes thereto included in our quarterly report on Form 10-Q for the quarter ended September 30, 2014, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.

U.S. dollars in thousands	As of September 30, 2014
	Actual	Adjusted
	(unaudited)
Cash and cash equivalents and cash investments	$14,706
Liability in respect of warrants	$623
Stockholders’ equity
Common Stock - $0.0001 par value; 100,000,000 shares authorized; 18,917,403 shares issued and 18,908,903 outstanding at September 30, 2014; shares issued and outstanding as adjusted	2
Additional paid-in capital	106,252
Accumulated deficit	(93,942)
Total Stockholders’ equity	12,312

The above table excludes:

•	3,289,282 shares of our common stock issuable upon the exercise of stock options outstanding under our Stock Incentive Plan as of September 30, 2014, at a weighted-average exercise price of $6.15 per share, 960,160 of which were exercisable as of that date;

•	4,100,000 shares of our common stock issuable upon the exercise of stock options granted to our Chairman of the Board and senior executive management outside of our Stock Incentive Plan, having an average exercise price of $5.66 per share, 1,966,667 of which were exercisable as of that date;

•	1,946,840 shares of our common stock reserved for issuance under our Stock Incentive Plan as of September 30, 2014; and

•	9,231,587 shares of our common stock issuable upon the exercise of outstanding warrants as of September 30, 2014, at a weighted-average exercise price of $6.23 per share, all of which were exercisable as of that date.

S-9

DILUTION

Purchasers of common stock in this offering will experience immediate dilution to the extent of the difference between the public offering price per share of common stock, and the net tangible book value per share of common stock immediately after this offering.

Our net tangible book value as of September 30, 2014 was approximately $12.31 million, or $0.65 per share of common stock. Net tangible book value per share is determined by dividing the net of total tangible assets less total liabilities, by the aggregate number of shares of common stock outstanding as of September 30, 2014. After giving effect to the sale by us of        shares of common stock at the public offering price of $         per share of common stock and after deducting the underwriting discount and commissions and estimated offering expenses, our net tangible book value as of September 30, 2014 would have been approximately $         million, or $         per share of common stock. This represents an immediate increase in net tangible book value of $         per share to our existing stockholders and an immediate dilution of $         per share of common stock issued to the new investors purchasing securities in this offering.

The following table illustrates this per share dilution:

Public offering price per share of common stock			$
Net tangible book value per share as of September 30, 2014		$0.65
Increase per share attributable to new investors	$
Net tangible book value per share after this offering			$
Dilution per share to new investors			$

If the underwriters exercise their option in full to purchase          additional shares of common stock in this offering at the public offering price of $             per share, the net tangible book value per share after the offering would be $         per share, the increase in the net tangible book value per share to existing stockholders would be $         per share and the dilution to new investors purchasing securities in this offering would be $         per share.

The above table excludes:

•	3,289,282 shares of our common stock issuable upon the exercise of stock options outstanding under our Stock Incentive Plan as of September 30, 2014, at a weighted-average exercise price of $6.15 per share, 960,160 of which were exercisable as of that date;

•	4,100,000 shares of our common stock issuable upon the exercise of stock options granted to our Chairman of the Board and senior executive management outside of our Stock Incentive Plan, having an average exercise price of $5.66 per share, 1,966,667 of which were exercisable as of that date;

•	1,946,840 shares of our common stock reserved for issuance under our Stock Incentive Plan as of September 30, 2014; and

•	9,231,587 shares of our common stock issuable upon the exercise of outstanding warrants as of September 30, 2014, at a weighted-average exercise price of $6.23 per share, all of which were exercisable as of that date.

To the extent that options or warrants are exercised, new options are issued under our equity incentive plans, or we issue additional shares of common stock in the future, there may be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

S-10

UNDERWRITING

We are offering the shares of common stock described in this prospectus supplement through Piper Jaffray & Co. as the sole book-running manager of this offering. Subject to the terms and conditions of the purchase agreement, we have agreed to sell to the underwriters, and the underwriters have agreed to purchase from us, the number of shares of common stock shown opposite each underwriter’s name below.

Underwriters	Number of Shares
Piper Jaffray & Co.
Total

Certain members of our board of directors and management have indicated an interest in purchasing shares of common stock in this offering. However, because indications of interest are not binding agreements or commitments to purchase, such persons may determine to purchase fewer shares than they have indicated an interest in purchasing or may determine not to purchase any shares in this offering. In addition, the underwriters could determine to sell fewer shares to such persons than they have indicated an interest in purchasing or could determine not to sell any shares to such persons.

The underwriters are committed to purchase all the shares of common stock offered by us if they purchase any shares, other than those shares covered by the option to purchase additional shares of our common stock described below.

The underwriters have advised us that they propose to offer the shares of common stock directly to the public at the public offering prices set forth on the cover page of this prospectus supplement and to certain dealers at the same prices less a concession not in excess of         $ per share of common stock. After the offering, these figures may be changed by the underwriters.

The underwriters have advised us that they currently intend to make a market in the common stock. However, the underwriters are not obligated to do so and may discontinue market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the common stock.

We have granted to the underwriters an option to purchase up to an additional shares of common stock from us at the same price to the public as set forth on the cover page of this prospectus supplement. The underwriters may exercise this option any time during the 30-day period after the date of this prospectus supplement.

The following table shows the per share underwriting discounts and commissions and the total underwriting discounts and commissions to be paid to the underwriters in connection with this offering.

Total
	Per Share	Without Over-allotment	With Over- allotment
Public offering price	$	$	$
Underwriting discounts and commissions paid by us	$	$	$
Proceeds to us, before expenses	$	$	$

We estimate that the total fees and expenses payable by us, excluding underwriting discounts and commissions, will be approximately $        . Pursuant to the terms of the purchase agreement, we have also agreed to reimburse the underwriters for expenses, including reasonable fees and disbursements of counsel, relating to this offering of up to $100,000, which amount is included in the above total and shall not be increased without our prior written consent.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

S-11

We and each of our directors and executive officers are subject to lock-up agreements that prohibit us and them from offering for sale, pledging, selling, contracting to sell, selling any option or contract to purchase, purchasing any option or contract to sell, granting any option, right or warrant to purchase, lending, or otherwise transferring or disposing of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock, from entering into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock, or making any demand for, or exercising any right with respect to, the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for common stock, or making any public announcement of the intention to do any of the foregoing, for a period of at least 90 days following the date of the purchase agreement without the prior written consent of the underwriters. The lock-up agreements do not prohibit our directors and executive officers from transferring shares of our common stock for bona fide estate or tax planning purposes, subject to certain requirements, including that the transferee be subject to the same lock-up terms, participating in any exchange of “underwater” options with us, acquiring or exercising stock options issued pursuant to our existing stock option plans, or entering into plans that satisfy the requirements of Rule 10b5-1 under the Exchange Act, provided that no sales are made under such plans during the lock-up period.

The lock-up agreements do not prohibit us from issuing shares upon the exercise or conversion of securities outstanding on the date of this prospectus supplement. The lock-up provisions do not prevent us from selling shares to the underwriters pursuant to the purchase agreement, or prevent us from granting options to acquire securities under our existing stock option plans or issuing shares upon the exercise or conversion of securities outstanding on the date of this prospectus supplement.

The 90-day lock-up period in all of the lock-up agreements is subject to extension if (i) during the last 17 days of the lock-up period we issue an earnings release or material news or a material event relating to us occurs or (ii) prior to the expiration of the lock-up period, we announce that we will release earnings results during the 16-day period beginning on the last day of the lock-up period, in which case the restrictions imposed in these lock-up agreements shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, if, within three days of that issuance or occurrence, either underwriter publishes or otherwise distributes a research report or makes a public appearance concerning us, unless the underwriters waive the extension in writing and except to extent that our securities are “actively traded securities” within the meaning of Rule 101(c)(1) of Regulation M of the Exchange Act, and we other satisfy the requirements set forth in Rule 139 of the Securities Act that would permit the underwriters to publish issuer-specific research reports pursuant to Rule 139 of the Securities Act.

Our shares are quoted on the NYSE MKT under the symbol “MDGN.”

To facilitate the offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock during and after the offering. Specifically, the underwriters may over-allot or otherwise create a short position in the common stock for its own account by selling more shares of common stock than we have sold to it. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. The underwriters may close out any short position by either exercising its option to purchase additional shares or purchasing shares in the open market.

The underwriters may also engage in passive market making transactions in our common stock. Passive market making consists of displaying bids on the NYSE MKT limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the Securities and Exchange Commission limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of our common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

This prospectus supplement in electronic format may be made available on websites maintained by the underwriters, and the underwriters may distribute the prospectus supplement electronically.

From time to time in the ordinary course of their respective businesses, the underwriters and certain of its affiliates may in the future engage in commercial banking or investment banking transactions with us and our affiliates.

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Pepper Hamilton LLP, Philadelphia, Pennsylvania. In connection with this offering, Dechert LLP, New York, New York advised the underwriters with respect to certain United States securities law matters.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to other documents we have filed separately with the SEC, without actually including the specific information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC (and that is deemed to be “filed” with the SEC) will automatically update, and may supersede, information in this prospectus.

We are incorporating by reference the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (filed on February 20, 2014);

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 (filed on May 8, 2014);

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 (filed on July 16, 2014);

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 (filed on October 15, 2014);

•	our Current Reports on Form 8-K filed with the SEC on April 9, 2014, May 21, 2014, July 18, 2014 and November 12, 2014; and

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on March 24, 2011.

All documents that we file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or subsequent to the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and made a part hereof from the date of the filing of such documents, except that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein (in the case of a previously filed document incorporated or deemed to be incorporated by reference herein) or in any other document subsequently filed with the SEC which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of any of the documents that we incorporate by reference in this prospectus, at no cost, by writing or telephoning us at Medgenics, Inc., 435 Devon Park Drive, Building 700, Wayne, PA 19087, telephone number (610) 254-4201.

S-13

Prospectus

$150,000,000

MEDGENICS, INC.

Common Stock
Warrants
Rights
Units

This prospectus relates to common stock, warrants, rights and units that we may sell from time to time in one or more offerings up to a total public offering price of $150,000,000 on terms to be determined at the time of sale. We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any dealers, agents or underwriters are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Our common stock is listed on the NYSE MKT (formerly the NYSE Amex) under the symbol “MDGN” and on the AIM Market, operated by the London Stock Exchange, plc, under the symbols “MEDG” and “MEDU.” The applicable prospectus supplement will contain information as to other listings, if any, on the NYSE MKT or other securities exchange of the securities covered by the applicable prospectus supplement. We also currently have a series of warrants listed on the NYSE MKT under the symbol “MDGN.WS,” although any warrants offered by this prospectus may or may not be listed on the NYSE MKT or other securities exchange.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 3 of this prospectus before you make any investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 26, 2012

You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate as of any date other than the date on the front of the document, and you should not assume that the information contained in any document incorporated by reference in this prospectus is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. The aggregate initial offering price of all the securities sold under this prospectus will not exceed $150,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Documents by Reference,” before buying any of the securities being offered.

Unless the context provides otherwise, all references in this prospectus to “Medgenics,” “we,” “us,” “our,” or similar terms, refer to Medgenics, Inc. and its wholly owned Israeli subsidiary, Medgenics Medical (Israel) Limited.

We use BiopumpTM, EPODURETM, INFRADURETM, HEMODURETM, DermaVacTM and the Medgenics logo as service marks in the United States and elsewhere. All other trademarks or trade names referred to in this prospectus are the property of their respective owners.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference in this prospectus, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including, but not limited to, statements regarding business strategy, expectations and plans, our objectives for future operations, including product development, and our future financial position. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential,” or the negative of those terms, and similar expressions and comparable terminology intended to identify forward-looking statements.

We base these forward-looking statements on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated by reference in this prospectus, as may be supplemented or updated by any applicable prospectus supplement, and those described in other reports and documents we file with the SEC.

Any forward-looking statement speaks only as of the date on which it is made and, except as required by law, we do not intend to update any forward-looking statements publicly to reflect events or circumstances after the date on which such statement is made or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. You should not place undue reliance on any forward-looking statement.

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OUR COMPANY

We are a medical technology and therapeutics company developing an innovative and proprietary platform technology offering what we believe to be a game-changing approach for the $100+ billion protein therapeutics market. Our BiopumpTM Platform Technology converts a sliver of the patient’s own dermal skin tissue into a protein-producing “Biopump” to continuously produce and deliver therapeutic proteins, and when implanted under the patient’s skin, has the potential to deliver several months of protein therapy from a single procedure without the need for a series of frequent injections. The proof of concept of our Biopump Platform Technology has been demonstrated using EPODURETM producing erythropoietin (EPO) for anemia, which has shown elevation and stabilization of hemoglobin levels in anemic patients for six to more than 36 months from a single administration in a Phase I/II dose-ranging trial on Chronic Kidney Disease (CKD) patients.

Our Biopump is a tissue micro-organ (MO) that acts as a biological pump created from a toothpick-size sliver of the patient’s dermal tissue to produce and secrete a particular protein. We have developed a proprietary device called the DermaVac to facilitate reliable and straightforward removal of MOs and implantation of Biopumps. With the DermaVac, dermis MOs are rapidly harvested under local anesthetic from just under the skin to provide unique tissue structures with long-term viability ex vivo. This process allows us to process the dermal tissue outside the patient to become one or more Biopump protein producing units in 10 – 15 days, each making a measured daily amount of a specific therapeutic protein to treat a specific chronic disease. Based on a patient’s particular dosage need, we can determine how many Biopumps to then insert under the patient’s skin to provide a sustained dose of protein production and delivery for several months. We believe the dosage of protein can be reduced by simple ablation of inserted Biopumps or increased by the addition of more Biopumps to provide personalized dosing requirements for each patient as needs change. We believe that medical personnel will only require brief training to become proficient in using our DermaVac for harvesting and implanting, which will enable implementation of Biopump therapies by the patient’s local physician. We have demonstrated that MOs and Biopumps can be viably transported by land and air, and are also developing devices to automate and scale up the cost-effective production of Biopumps in local or regional processing centers.

We have produced more than 10,000 Biopumps to date which have demonstrated in the laboratory the capability for sustained production of therapeutic proteins, including EPO to treat anemia, interferon-alpha (INF-α) to treat various forms of hepatitis and Factor VIII clotting protein to treat hemophilia. The in vitro stability and simplicity in handling of the Biopump is another key feature separating Biopump’s tissue therapy approach from that of therapies based on individual cells grown in culture. Biopumps use the patient’s intact tissue implanted subcutaneously where it heals in place. We believe that this will facilitate location for ablation or removal if it becomes necessary to reduce dose or stop therapy. A major challenge of cell-based therapies is that protein-producing cells wander to unknown locations, making it difficult or impossible to reduce or cease therapeutic delivery. We believe that by remaining local and potentially reversible by ablation/excision, Biopumps will avoid this problem and resolve a major hurdle of gene therapy.

We believe our Biopump Platform Technology may be applied to produce an array of other therapeutic proteins from the patient’s own dermal tissue in order to treat a wide range of chronic diseases or conditions. We believe our personalized approach could replace many of the existing protein therapies which use proteins produced in animal cells administered by frequent injections over long periods of time.

Clinical proof of concept of the Biopump Platform Technology was reported in a phase I/II study using Biopumps that produced and delivered EPO in patients with chronic kidney disease to treat their anemia, with interim study results presented by leading nephrologists at major nephrology conferences in 2010 and 2011. We call such Biopumps EPODURE. We and our advisors believe that the results in patients treated to date have demonstrated proof of concept and shown safety and efficacy of our technology so far in its first application: EPODURE for treatment of renal anemia. Based on the results of our phase I/II clinical study of the EPODURE Biopump and our other development and testing efforts for our Biopump Platform Technology, we obtained the approval of the U.S. Food & Drug Administration (FDA) of our request for IND (Investigational New Drug) approval for a phase IIb study in the United States for EPODURE in treatment of anemia in patients on dialysis. We are commencing preparations for this U.S. trial which we expect to commence in 2013. Concurrently, we are engaged in a phase IIa study of EPODURE in treatment of anemia in patients on dialysis in Israel.

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In a further proof of principle of our Biopump Platform Technology, leading liver experts presented at a major European liver conference in 2010 preclinical data showing months of sustained production by Biopumps of INF-α, the therapeutic protein widely used in the treatment of hepatitis C. We call such Biopumps INFRADURE. Several leading experts in the field of hepatitis have indicated their belief that INFRADURE has potential as a replacement for INF-α injections and their side effects not only in treatment of hepatitis C, but also in hepatitis B, hepatitis D and other indications. In addition, as INF-α is used in treating other diseases such as certain forms of cancer, we believe INFRADURE may have potential in some of these as well. In addition, we have obtained all necessary approvals to initiate two proposed new clinical trials of INFRADURE in Israel: a phase I/II study of INFRADURE in treatment of patients with hepatitis C who have relapsed from previous treatment; and a phase I/II study of INFRADURE in treatment of naïve (previously untreated) patients with hepatitis C. We expect to initiate the first of such trials by the end of 2012. Furthermore, the FDA has recently granted Orphan Drug Designation for use of INFRADURE in the treatment of patients with hepatitis D, a rare form of hepatitis, using INFRADURE Biopumps which are substantially the same as those used in the treatment of hepatitis C. Orphan Drug Designation carries multiple benefits, including the availability of grant money, certain tax credits and seven years of market exclusivity, as well as the possibility of an expedited regulatory process.

EPODURE Biopumps for the treatment of anemia have now been processed by our contract manufacturing organization (CMO) in a good manufacturing practice (GMP)-certified facility in the United States. This marks the first Biopump processing site outside of Israel, and provides us with a significant ability to scale-up our clinical and commercial capabilities to address global therapeutic areas such as anemia and hemophilia. In a key “dry run” test of the production system, tissue micro-organs were obtained and loaded into individual closed processing chambers in Israel, and then shipped to the U.S. CMO Biopump processing center in California. There, the micro-organs were processed in their closed systems into fully functioning EPODURE Biopumps, meeting the release criteria for use in human clinical trials in the United States. This demonstrates our capability to support the treatment of patients at remote clinical sites, transporting their Biopumps to and from strategically located processing facilities, thereby allowing for multicenter clinical trials and practical commercial implementation.

Based on our growing base of clinical and pre-clinical results, we continue to seek collaboration with third parties to further develop this technology and to form strategic alliances and licensing agreements, along the lines of such deals being reached typically with pharmaceutical companies. We are engaged in discussions with a number of other pharmaceutical, biotech and medical device companies to further develop our Biopump Platform Technology. We intend to further develop and leverage our core technology in order to seek multiple licensing agreements for many different proteins and clinical indications using the same core Biopump Platform Technology. Our current strategy is to take various applications of our Biopump Platform Technology through proof of basic safety and efficacy in patients (phase I/II), or further as appropriate, and then to negotiate out-licensing agreements with appropriate strategic partners. In this manner, we anticipate receiving revenues from milestone or other development or feasibility payments from such agreements in advance of regulatory approval and sales of our product candidates, while retaining control of our core technology. In addition, we are investigating various opportunities for the treatment of hepatitis D and other rare diseases using our Biopump Platform Technology. Rare diseases affect a small number of people worldwide. Due to the limited number of patients afflicted with one of these rare diseases, these niche applications may also offer a more expedited route to regulatory approval because pivotal clinical trials may require a smaller number of patients before regulatory agencies will consider product approval. In any case, we believe that initial commercialization of any of our product candidates by us or any future strategic partners is not likely before 2015 and could easily take five years or more.

We believe that the Biopump Platform Technology has the potential to offer a better treatment alternative and replace many current methods of protein therapy, which can often involve many months of frequent injections and significant side effects. We believe that the Biopump Platform Technology provides a wide range of advantages over existing therapies and will appeal and offer benefits to doctors, patients and third-party payers (e.g., Center for Medicare and Medicaid Services (CMS) or medical insurers) including:

•	potentially lower treatment costs;

•	improved safety;

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•	reduced side effects;

•	elimination of frequent injections;

•	increased efficacy in chronic disease management;

•	reversible treatment;

•	personalized medicine;

•	extended treatment to under treated populations; and

•	better patient compliance.

The in vitro stability and simplicity in handling of the Biopump is a key feature separating Biopump’s tissue therapy approach from that of therapies based on individual cells grown in culture. Another key advantage of using the patient’s intact tissue is that when it is implanted, it heals in place, thus facilitating location for ablation or removal if it becomes necessary to reduce dose or stop therapy. A major challenge of cell-based therapies is that protein-producing cells wander to unknown locations, making it difficult or impossible to reduce or cease therapeutic delivery. By contrast, the cells in the Biopump are retained in their surrounding tissue while they are processed as an intact tissue unit. We believe that the protein producing cells of the Biopump, having been maintained in their original intact tissue during processing, remain local after implanting. This makes Biopumps reversible by ablation/excision, so they avoid the problems of cell wandering and resolve a major hurdle of gene therapy.

We were organized as a Delaware corporation on January 27, 2000. Our principal executive offices are located at 555 California Street, Suite 365, San Francisco, California 94104. We conduct our research and development activities primarily from our Israeli location in Misgav Business Park, Misgav. Our telephone number is (415) 568-2245 in the United States and +972-4-902-8900 in Israel. Our website address is www.medgenics.com. The information on or accessible through our website is not part of this prospectus.

RISK FACTORS

An investment in our securities involves significant risks. You should carefully consider the risk factors contained in any prospectus supplement and in our filings with the SEC, as well as all of the information contained in this prospectus, any prospectus supplement and the documents incorporated by reference in this prospectus, before you decide to invest in our securities. The risks and uncertainties we have described in these documents are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

USE OF PROCEEDS

Unless we otherwise indicate in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of the securities for research and product development activities, clinical trial activities, investment in capital equipment and for working capital and other general corporate purposes.

We may set forth additional information on the use of net proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to the specific offering. Pending the application of the net proceeds, we may invest the net proceeds in bank deposits or short-term, interest-bearing investment grade securities.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

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•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

For each offering of securities under this prospectus, we will set forth in a prospectus supplement the terms of the offering, including, to the extent applicable:

•	the name or names of the underwriters, if any;

•	the purchase price of, or other consideration for, the securities, and the proceeds, if any, we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

If underwriters are used in the sale, they may acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters may be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Underwriters or agents could make sales deemed to be an “at-the-market” offering as defined in Rule 415 under the Securities Act, including sales made directly on the NYSE MKT, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment. Any agent may, and if acting as agent in an at-the-market equity offering will, be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities.

We also may sell securities to a dealer as principal. If we sell securities to a dealer as a principal, the dealer may resell those securities to the public at varying prices to be determined by such dealer at the time of resale. Any dealer may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold. The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement.

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If required under applicable state securities laws, we will sell the securities only through registered or licensed brokers or dealers. In addition, in some states, we may not sell securities unless they have been registered or qualified for sale in the applicable state or unless we have complied with an exemption from any registration or qualification requirements.

We may authorize underwriters, agents or dealers to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide underwriters, agents and dealers with indemnification against civil liabilities, including liabilities under the Securities Act of 1933, as amended, referred to as the Securities Act, or contribution with respect to payments that the underwriters, agents or dealers may make with respect to these liabilities. Underwriters, agents and dealers may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. These securities may or may not be listed on an exchange. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters or agents that are qualified market makers on the NYSE MKT may engage in passive market making transactions in the common stock on the NYSE MKT in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement. We will bear all costs, expenses and fees in connection with the registration of the securities, as well as the expense of all commissions and discounts, if any, attributable to sales of the securities by us.

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DESCRIPTION OF COMMON STOCK

The following description of the material terms of our common stock includes a summary of specified provisions of our amended and restated certificate of incorporation and by-laws. This description also summarizes relevant provisions of the General Corporation Law of the State of Delaware, which we refer to as the DGCL. The terms of our amended and restated certificate of incorporation and by-laws and the terms of the DGCL are more detailed than the general information provided below. Therefore, please carefully consider the actual provisions of these documents, which have been filed with the SEC as exhibits to the registration statement of which this prospectus forms a part, and the DGCL.

General

Our authorized capital stock currently consists of 100,000,000 shares of common stock, par value $0.0001 per share. We do not have any preferred stock outstanding or authorized. We may offer our common stock directly or upon the conversion of units and the exercise of warrants or rights.

As of October 2, 2012, there were 12,239,350 shares of common stock issued and outstanding held of record by 433 stockholders.

Holders of common stock are entitled to one vote per share on matters on which our stockholders vote. There are no cumulative voting rights. Holders of common stock are entitled to receive dividends, if declared by our Board of Directors, out of funds that we may legally use to pay dividends. If we liquidate or dissolve, holders of common stock are entitled to share ratably in our assets once our debts are paid. Our amended and restated certificate of incorporation does not provide the common stock with any redemption, conversion or preemptive rights.

Anti-Takeover Effects of Delaware Law

We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, the Board of Directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

•	at or after the time the stockholder became interested, the business combination was approved by the Board of Directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

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Transfer Agent and Registrar

The transfer agent and registrar for our common stock in the United States is Corporate Stock Transfer, Inc. Capita Registrars is our transfer agent for our common stock in the United Kingdom.

Stock Exchange Information

Our common stock is listed on the NYSE MKT under the symbol “MDGN.” Our common stock is also listed on the AIM Market, operated by the London Stock Exchange, plc, under the symbols “MEDG” and “MEDU.”

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DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms we describe below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement.

As of October 2, 2012, we have outstanding warrants to purchase a total of 6,075,775 shares of common stock at a weighted average exercise price of $6.03 per share. Of these, warrants to purchase a total of 2,771,500 shares of common stock, each having an exercise price of $6.00 per share and expiring on April 12, 2016, are traded on the NYSE MKT under the symbol “MDGN.WS.”

General

We may issue warrants for the purchase of common stock in one or more series. We may issue warrants independently or together with common stock, and the warrants may be attached to or separate from the common stock.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement or by warrant agreements that we will enter into directly with the purchasers of the warrants. If we evidence warrants by warrant certificates, we will enter into a warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent, if any, in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants. Those terms may include:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased or exercised;

•	if applicable, the terms of the common stock with which the warrants are issued and the number of warrants issued with such common stock;

•	if applicable, the date on and after which the warrants and the related common stock will be separately transferable;

•	the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the manner in which the warrants may be exercised, which may include by cashless exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of shares of common stock issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

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•	the manner in which the warrant agreement and warrants may be modified;

•	the terms of the common stock issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

The prospectus supplement may also include, if applicable, a discussion of the material United States federal income tax consequences of holding or exercising the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the common stock purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights.

Exercise of Warrants

Each warrant will entitle the holder to purchase the number of shares of common stock that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the close of business on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering to the warrant agent or us the warrant certificate or warrant agreement representing the warrants to be exercised together with specified information, and by paying the required amount to the warrant agent or us in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate or in the warrant agreement and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent or us in connection with such exercise.

Upon receipt of the required payment and the warrant certificate or the warrant agreement, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, at our offices or at any other office indicated in the applicable prospectus supplement, we will issue and deliver the common stock purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate or warrant agreement are exercised, then we will issue a new warrant certificate or warrant agreement for the remaining amount of warrants.

Enforceability of Rights by Holders of Warrants

If we appoint a warrant agent, any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

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DESCRIPTION OF RIGHTS

We may issue rights to purchase our common stock, warrants or units. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all which will be set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights.

The following description is a summary of selected provisions relating to rights that we may offer. The summary is not complete. When rights are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the rights as described in a prospectus supplement or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

The applicable prospectus supplement or free writing prospectus may describe:

•	in the case of a distribution of rights to our stockholders, the date of determining the stockholders entitled to the rights distribution;

•	in the case of a distribution of rights to our stockholders, the number of rights issued or to be issued to each stockholder;

•	the exercise price payable for the underlying common stock or other securities upon the exercise of the rights;

•	the number and terms of the underlying common stock or other securities which may be purchased per each right;

•	the extent to which the rights are transferable;

•	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire; and

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities.

The provisions described in this section, as well as those described under “Description of Common Stock” and “Description of Warrants” above, if applicable, will apply to any rights we offer.

The specific terms of any rights offered will be set forth in a rights agreement and the rights certificate, as applicable. We will file each of these documents, as applicable, with the SEC and they will be incorporated by reference to the registration statement of which this prospectus is a part on or before the time we issue a series of rights. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” elsewhere in this prospectus for information on how to obtain a copy of a document when it is filed.

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DESCRIPTION OF UNITS

We may issue units composed of any combination of our common stock, warrants and rights. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

The specific terms of any units offered will be set forth in a unit agreement, collateral arrangements and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and they will be incorporated by reference to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” elsewhere in this prospectus for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement or free writing prospectus may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer, conversion or exchange of the units or of the securities composing the units;

•	whether the units will be issued in fully registered or global form; and

•	any other terms of the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Warrants” and “Description of Rights” above, if applicable, will apply to each unit and to each security included in each unit, respectively.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Barack Ferrazzano Kirschbaum & Nagelberg LLP, Chicago, Illinois. Joshua Kanter, who exercises sole investment or voting control over more than 5% of our outstanding common stock, is of counsel to such firm. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offerings.

EXPERTS

Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, our independent registered public accounting firm, has audited our balance sheets as of December 31, 2010 and 2011, and the related statements of operations, changes in stockholders’ deficiency and cash flows for the years ended December 31, 2010 and 2011, as set forth in their report, which includes an explanatory paragraph relating to our ability to continue as a going concern, appearing in our Annual Report on Form 10-K for the year ended December 31, 2011. These financial statements are incorporated by reference in this prospectus and in the registration statement of which this prospectus forms a part in reliance on Kost Forer Gabbay & Kasierer’s report given on their authority as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, including exhibits and schedules, under the Securities Act with respect to the securities to be sold in this offering. This prospectus does not contain all the information contained in the registration statement. For further information with respect to us and the securities to be sold in this offering, we refer you to the registration statement and the exhibits and schedules attached to the registration statement. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement because those statements are qualified in all respects by reference to those exhibits.

We are subject to the informational requirements of the Exchange Act and we file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10:00 a.m. to 3:00 p.m.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facility.

Our website address is www.medgenics.com. The information on, or accessible through, our website is not part of this prospectus.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to other documents we have filed separately with the SEC, without actually including the specific information in this prospectus or any prospectus supplement. The information incorporated by reference is considered to be part of this prospectus and any applicable prospectus supplement, and information that we file later with the SEC (and that is deemed to be “filed” with the SEC) will automatically update, and may supersede, information in this prospectus and any prospectus supplement.

We are incorporating by reference the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (filed on March 6, 2012);

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 (filed on May 14, 2012);

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 (filed on August 13, 2012);

•	our Current Reports on Form 8-K filed with the SEC on January 25, 2012, April 5, 2012, June 19, 2012 (except for Item 7.01 and Exhibit 99.1), July 2, 2012 (except for Item 7.01 and Exhibit 99.1), August 8, 2012 and October 17, 2012; and

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on March 24, 2011.

All documents that we file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and made a part hereof from the date of the filing of such documents, except that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein (in the case of a previously filed document incorporated or deemed to be incorporated by reference herein) or in any other document subsequently filed with the SEC which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of any of the documents that we incorporate by reference in this prospectus, at no cost, by writing or telephoning us at Medgenics, Inc., 555 California Street, Suite 365, San Francisco, California 94104, telephone number (415) 568-2245.

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Shares

MEDGENICS, INC.

Common Stock

PROSPECTUS SUPPLEMENT

Piper Jaffray

, 2014